THE WARNACO GROUP, INC.
               Calculation of Income (Loss) per Common Share
                     (in thousands except share data)

                                               For the quarter ended
                                        ------------------------------------
                                        April 9, 1994          April 3, 1993
                                        --------------         -------------

Income from continuing operations
  applicable to Common Shareholders      $     11,961           $     10,752
Cumulative effect of change in the
  method of accounting for
  postretirement benefits                                            (10,500)
Loss on earthquake                             (3,000)                   --
                                         ------------           ------------
Net income                               $      8,961           $        252
                                         ============           ============

Weighted average number of shares
  actually outstanding during
  the year                                 18,270,947             18,037,500
Add common equivalent shares as
  part of IPO(a)                            1,805,030              1,844,229
                                         ------------           ------------
Weighted average number of shares
  used in calculation of primary
  income (loss) per share                  20,075,977             19,881,729
                                         ============           ============

Income (Loss) per common share:

Income from continuing operations
  applicable to common shareholders      $       0.60           $       0.54
Cumulative effect of change in the
  method of accounting for
  postretirement benefits                    --                        (0.53)
 Loss on earthquake                             (0.15)               --
                                         ------------           ------------
Net income per common share              $       0.45           $       0.01
                                         ============           ============


(a) Represents additional shares granted to employees at prices below the offering price for the October 1991 Initial Public Offering ("IPO").